Contact: Chris Donaghey
443-733-1600

KEYW Reports First Quarter 2016 Financial Results

•	Revenue from continuing operations of $73.6 million, up 7% versus the first quarter of 2015

•	EPS from continuing operations of $0.05

•	Adjusted EBITDA (see below) from continuing operations of $8.5 million, or 11.5% of revenue

•	Strong first quarter funding actions of $117 million

•	Concluded the divestiture of KEYW’s SETA business

•	Closed the sale of Hexis Cyber Solutions’ HawkEye AP product line business; progress made toward closing the sale of the HawkEye G product line business

HANOVER, Md., May 10, 2016 (GLOBE NEWSWIRE)-The KEYW Holding Corporation (Nasdaq: KEYW), a leading total solutions provider solving the Intelligence Community’s toughest challenges, today announced first quarter 2016 financial results.

“KEYW’s results were strong across all key metrics, including new awards and funding actions, revenue, adjusted EBITDA and EPS from continuing operations,” said president and CEO Bill Weber. “Focusing specifically on new contract awards, in the first quarter KEYW won the largest prime contract in our history, which will provide advanced cyber training content development, delivery, and training infrastructure to a U.S.-based customer. The single-award contract has a total ceiling value of $152 million over five years and contributed only $4 million to our total first quarter funding actions of $117 million.”

“With the sale of our systems engineering and technical assistance (SETA) business in the first quarter of 2016 and the progress made toward the sale of our Hexis Cyber Solutions business, we continue to leverage our strengths as an end-to-end intelligence solutions company,” continued Weber. “We believe that our unique strengths, including best-of-breed technologies and industry-leading technologists, position KEYW as a leading player in the Intelligence Community solutions market. We are aggressively pursuing an expanded presence in the agencies that serve our country’s intelligence missions and believe that our technologies will be the gateway to large prime services contracts in both our existing customers as well as those we expect to penetrate in the latter part of 2016 and into 2017.”

“For the remainder of 2016, we will focus on improving core fundamentals. Revenue growth efforts will be centered on expanding our product sales and winning new prime services contracts. As we’ve previously announced, KEYW is continuing the process of building a world-class business development organization. We recently announced a new addition to the team in John D. Johns, another industry-leading business developer with a track record of success in the national agency segment of the Intelligence Community. Our business development team is in the process of building and qualifying KEYW’s pipeline of new business opportunities. In the coming quarters, we will provide pipeline metrics, including the value of bids submitted and awaiting award. In terms of profitability and cash flow, we will continue to focus on improving operational efficiencies within KEYW,” concluded Weber.

First Quarter 2016 Results from Continuing Operations

The company reported first quarter 2016 revenue of $73.6 million compared with $68.8 million in the first quarter 2015, an increase of $4.8 million, or 7.0%. KEYW’s first quarter 2016 revenue included approximately $2.5 million from its now-divested SETA business. SETA revenue for the first quarter of 2015 was $3.6 million. Excluding the SETA revenue contribution from both periods, KEYW revenue for the first quarter of 2016 grew by 9.0% compared with the same period in 2015. The year-over-year first quarter 2016 revenue growth was driven by increased product sales and the continued expansion of the company’s government cyber training initiatives.

Gross margin for the first quarter of 2016 was 31.0% compared with 29.4% for the same period in 2015. Gross margin improved versus 2015 as a result of a mix shift toward our higher margin products and cyber training businesses. Operating income for the first quarter of 2016 was $4.9 million, or 6.7% of revenue, compared with $2.8 million, or 4.1% of revenue, for the first quarter of 2015. The year-over-year increase in operating income and margin resulted from the factors affecting gross margin, partially offset by higher facilities costs and professional fees. KEYW reported net income per diluted share from continuing operations of $1.9 million, or $0.05 per diluted share, for the first quarter of 2016. GAAP net loss (including loss on discontinued operations related to our former Commercial Cyber Solutions segment) was $15.4 million, or $0.39 per diluted share, for the first quarter.

Adjusted EBITDA was $8.5 million, or 11.5% of revenue, for the first quarter of 2016 versus $8.3 million, or 12.0% of revenue, in the prior-year period. First quarter 2016 EBITDA was stronger in dollars as a result of improved operating income. Cash flow from continuing operations was $8.6 million in the first quarter of 2016.

In the first quarter 2016, KEYW received $117 million in funding actions and ended the quarter with 1,076 employees, down compared to the fourth quarter of 2015 count due to the divestiture of KEYW’s SETA business and restructuring actions taken in Hexis in the first quarter.

Financial Outlook

For the full year 2016 KEYW expects revenue from continuing operations to be in the range of $285 million to $305 million, which includes approximately $2.5 million of revenue in the first quarter from KEYW’s divested SETA business. Adjusted EBITDA margin expectations are expected to be in the range of 10% to 13%. Both revenue and Adjusted EBITDA expectations are unchanged from previous guidance provided on April 7, 2016. The company continues to expect 2016 revenue from continuing operations to demonstrate a similar quarterly seasonal pattern as seen in the last two years, with higher product revenue driving quarterly increases in the second half of the year.

“I believe KEYW’s first quarter performance was a major step in the right direction,” said Weber. “I see a new spirit of excitement and optimism here at the company and in our eight facilities across the country. I view the role of management as shaping the goals and strategies for these extraordinary people and technologies to have the most impact in serving their existing and new customers. I believe that our success in fostering this environment will create a new growth story at KEYW and enhance shareholder value.”

Sale of Hexis Cyber Solutions Product Line Businesses

On May 2, 2016, KEYW closed the sale of the HawkEye AP product line business to Ignite Analytics, Inc., an affiliate of Ignite Technologies, Inc. Terms of the transaction were not disclosed. As described in the company’s April 7, 2016 press release, the company has signed a non-binding letter of intent with respect to the sale of the Hawkeye G product line business, and continues to work toward consummating that sale, which remains subject to entering into a definitive sale agreement and the fulfillment of closing conditions thereunder. Beginning in the first quarter of 2016, the results of operations, assets, and liabilities of Hexis Cyber Solutions are classified as discontinued operations for all periods presented.

Adjusted EBITDA

Adjusted EBITDA, as defined by KEYW, is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America, or US GAAP. The adjusted EBITDA reconciliation tables below provide a reconciliation of this non-US GAAP financial measure to net income (loss), the most directly comparable financial measure calculated and presented in accordance with US GAAP. Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other measure of financial performance calculated and presented in accordance with US GAAP. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate. In addition, our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;
•to determine a significant portion of management's incentive compensation;
•for planning purposes; and
•to evaluate the effectiveness of our business strategies.

	Three months ended March 31, 2016	Three months ended March 31, 2015
	(Unaudited and in thousands)
Net income from continuing operations	$1,909	$130
Depreciation	1,555	1,331
Intangible Amortization	1,467	1,791
Restructuring, Acquisition and Other Nonrecurring Costs	1,392	1,158
Gain on SETA Divestiture Net of Transaction Costs	(2,700)	—
Stock Compensation Amortization	478	1,189
Interest Expense	2,966	2,543
Tax Expense	1,396	156
Adjusted EBITDA	$8,463	$8,298

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)

Revenues	$73,642	$68,848
Costs of Revenues, excluding amortization	50,797	48,607
Gross Profit	22,845	20,241
Operating Expenses
Operating expenses	16,439	15,621
Intangible amortization expense	1,467	1,791
Total	17,906	17,412
Operating Income	4,939	2,829
Non-Operating Expense, net	1,634	2,543
Earnings before Income Taxes from Continuing Operations	3,305	286
Income Tax Expense, net on Continuing Operations	1,396	156
Net Income from Continuing Operations	$1,909	$130
Loss before Income Taxes from Discontinued Operations	(17,809)	(9,634)
Income Tax Benefit, net on Discontinued Operations	(490)	(3,657)
Loss on Discontinued Operations	(17,319)	(5,977)
Net Loss	(15,410)	(5,847)

Weighted Average Common Shares Outstanding
Basic	39,850,003	37,632,364
Diluted	39,900,388	39,658,252

Basic net earnings (loss) per share:
Continuing operations	$0.05	$—
Discontinued operations	$(0.44)	$(0.16)
Basic net earnings (loss) per share	$(0.39)	$(0.16)

Diluted net earnings (loss) per share:
Continuing operations	$0.05	$—
Discontinued operations	$(0.44)	$(0.15)
Diluted net earnings (loss) per share	$(0.39)	$(0.15)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share and par value per share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,854	$21,227
Receivables	51,327	53,111
Inventories, net	15,686	15,616
Prepaid expenses	1,318	1,538
Income tax receivable	306	302
Assets held for sale	12,369	7,765
Total current assets	112,860	99,559

Property and equipment, net	27,958	28,750
Goodwill	289,990	297,223
Other intangibles, net	9,490	10,957
Other assets	1,305	1,508
Non-current assets held for sale	—	15,408
TOTAL ASSETS	$441,603	$453,405
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,216	$10,299
Accrued expenses	8,751	9,345
Accrued salaries and wages	9,116	8,916
Deferred income taxes	964	964
Liabilities held for sale	9,304	7,084
Total current liabilities	37,351	36,608
Long-term liabilities:
Convertible senior notes, net of discount	127,742	126,188
Non-current deferred tax liability	27,758	26,890
Other non-current liabilities	11,762	11,894
TOTAL LIABILITIES	204,613	201,580
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 39,881,064 and 39,940,667 shares issued and outstanding	40	40
Additional paid-in capital	327,620	327,045
Accumulated deficit	(90,670)	(75,260)
Total stockholders’ equity	236,990	251,825
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$441,603	$453,405

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Net loss	$(15,410)	$(5,847)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation	488	1,189
Depreciation and amortization expense	4,038	5,014
Impairment of Commercial Cyber Solutions goodwill	6,980	—
Estimated cost to sell disposal group	2,275	—
Amortization of discount on convertible debt	1,555	1,268
Gain on disposal of long-lived assets	(3,221)	—
Write-off of deferred financing costs	340	—
Deferred taxes	868	—
Changes in operating assets and liabilities:
Receivables	4,493	1,752
Inventories, net	(1,158)	(1,644)
Prepaid expenses	(951)	416
Income taxes, net	(4)	(3,548)
Accounts payable	(737)	(256)
Accrued expenses	1,350	(3,830)
Other	201	516
Net cash provided by (used in) operating activities	1,107	(4,970)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(16,328)
Purchases of property and equipment	(1,379)	(2,004)
Capitalized software development costs	(188)	(101)
Proceeds from SETA sale	11,000	—
Net cash provided (used in) by investing activities	9,433	(18,433)
Cash flows from financing activities:
Proceeds from option and warrant exercises, net	87	32
Net cash provided by financing activities	87	32
Net increase (decrease) in cash and cash equivalents	10,627	(23,371)
Cash and cash equivalents at beginning of period	21,227	39,601
Cash and cash equivalents at end of period	$31,854	$16,230
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,926	$1,811
Cash paid for taxes	$42	$47

As previously announced, a conference call has been scheduled to discuss these results today at 5:00 p.m. EST. At that time, Management will review the company's first quarter 2016 financial results, followed by a question-and-answer session to further discuss the results.

Interested parties will be able to connect to our Webcast via the Investors page on our website, http://investors.keywcorp.com on May 10, 2016. We encourage people to register for an email reminder about the Webcast on the Event Calendar tab, also found on the Investors page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 91962659.

An archive of the Webcast will be available on our webpage following the call. In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the webcast replay.

About KEYW

KEYW is a total solutions provider for the Intelligence Community’s toughest challenges. We support the collection, processing, analysis and dissemination of information across the full life cycle of the Intelligence Community’s mission. We employ and challenge the most talented professionals in the industry with solving such complex problems as preventing cyber threats, transforming data into intelligence, and combating global terrorism. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects, including statements regarding our full year 2016 revenue, and adjusted EBITDA margin estimates under the heading “Financial Outlook” in this press release, statements regarding our growth efforts (including our business development efforts to expand our presence in the Intelligence Community), and statements regarding the sale of our Hexis Cyber Solutions Hawkeye G product line business; and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities,” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 15, 2016 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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